Exhibit 3.3

CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEPHROS, INC.

It is hereby certified that:

1.	The name of the Corporation is: Nephros, Inc. (the “Corporation”).

2.
The Corporation’s Fourth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 24, 2005 (the “Certificate”), as amended, is hereby amended by deleting the existing Section 5 of Article VII and renumbering the remaining sections in Article VII as follows:

“Section 5.  Special meetings of the stockholders may be called exclusively by the Board, the Chairman of the Board, the Corporation’s President or any Vice President or the Secretary, upon not less than 10 days written notice to the stockholders.  Such notice shall state the purpose or purposes of the proposed special meeting.  The business transacted at any special meeting shall be limited to the purposes stated when the meeting is called or in the notice of such meeting.

Section 6.  Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or By-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article VII or any portion thereof.”

3.	The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 29th of June, 2007.

                                               By:  /s/ Norman J. Barta
                                                               Name: Norman J. Barta
                                       Title:   Chief Executive Officer